UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No.)
Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐
Preliminary Proxy Statement

☐
Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒
Definitive Proxy Statement

☐
Definitive Additional Materials

☐
Soliciting Material Pursuant to § 240.14a-12

PROGYNY, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)
Payment of Filing Fee (Check the appropriate box)
☒
No fee required.

☐
Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

Title of each class of securities to which transaction applies:

Aggregate number of securities to which transaction applies:

Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

Proposed maximum aggregate value of transaction:

Total fee paid:

☐
Fee paid previously with preliminary materials.

☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

Amount Previously Paid:

Form, Schedule or Registration Statement No.:

Filing Party:

Date Filed:

PROGYNY, INC.
1359 Broadway, 2nd Floor
New York, New York 10018
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held On June 2, 2020
To the Stockholders of Progyny, Inc.:
On behalf of our board of directors, you are cordially invited to attend the Annual Meeting of Stockholders of Progyny, Inc., a Delaware corporation (the “Company”). The Annual Meeting will be held virtually, via live webcast at https://edge.media-server.com/mmc/p/uxzo249o, originating from New York, New York, on Tuesday, June 2, 2020 at 3:00 p.m., Eastern Time. We have determined to hold a virtual Annual Meeting this year in light of the recent COVID-19 pandemic, as we believe ensuring the safety of our communities, stockholders and personnel is critical at this time. Stockholders attending the virtual meeting will be afforded the same rights and opportunities to participate as they would at an in-person meeting. We encourage you to attend online and participate. We recommend that you log in a few minutes prior to the start of the Annual Meeting on June 2, 2020 to ensure you are logged in when the Annual Meeting starts.
The Annual Meeting will be held for the following purposes:
1.
To elect two Class I directors, Kevin Gordon and Cheryl Scott, each to hold office until our Annual Meeting of Stockholders in 2023;

2.
To ratify the selection by the audit committee of our board of directors of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2020; and

3.
To conduct any other business properly brought before the Annual Meeting.

These items of business are more fully described in the Proxy Statement accompanying this Notice.
The record date for the Annual Meeting is Monday, April 13, 2020. Only stockholders of record at the close of business on that date may vote at the Annual Meeting or any adjournment thereof.
By Order of the Board of Directors
/s/ Jennifer Bealer

Jennifer Bealer
Executive Vice President, General Counsel
and Secretary
New York, New York
April 22, 2020
You are cordially invited to attend the virtual Annual Meeting. Whether or not you expect to attend the Annual Meeting, PLEASE VOTE YOUR SHARES. As an alternative to voting online at the Annual Meeting, you may vote your shares by proxy in advance of the Annual Meeting via the internet, by telephone or, if you receive a paper proxy card in the mail, by mailing the completed proxy card. Voting instructions are provided in the Notice of Internet Availability of Proxy Materials, or, if you receive a paper proxy card by mail, the instructions are printed on your proxy card.
Even if you have voted by proxy, you may still vote online if you attend the Annual Meeting. Please note, however, that if your shares are held of record by a broker, bank or other agent and you wish to vote at the Annual Meeting, you must follow the instructions from such organization and will need to obtain a proxy issued in your name from that record holder.

PROGYNY, INC.
1359 Broadway, 2nd Floor
New York, New York 10018
PROXY STATEMENT
FOR THE 2020 ANNUAL MEETING OF STOCKHOLDERS
To Be Held On June 2, 2020 at 3:00 p.m., Eastern Time
Our board of directors is soliciting your proxy to vote at the 2020 Annual Meeting of Stockholders (the “Annual Meeting”) of Progyny, Inc., a Delaware corporation, to be held virtually, via live webcast at https://edge.media-server.com/mmc/p/uxzo249o, originating from New York, New York, on Tuesday, June 2, 2020 at 3:00 p.m., Eastern Time, and any adjournment or postponement thereof. We have determined to hold a virtual Annual Meeting this year in light of the recent COVID-19 pandemic, as we believe ensuring the safety of our communities, stockholders and personnel is critical at this time. Stockholders attending the virtual meeting will be afforded the same rights and opportunities to participate as they would at an in-person meeting.
For the Annual Meeting, we have elected to furnish our proxy materials, including this proxy statement and our Annual Report on Form 10-K for the fiscal year ended December 31, 2019 (the “Annual Report”), to our stockholders primarily via the internet. On or about April 22, 2020, we expect to mail to our stockholders a Notice of Internet Availability of Proxy Materials (the “Notice”) that contains notice of the Annual Meeting and instructions on how to access our proxy materials on the internet, how to vote at the Annual Meeting, and how to request printed copies of the proxy materials. Stockholders may request to receive all future materials in printed form by mail or electronically by e-mail by following the instructions contained in the Notice. A stockholder’s election to receive proxy materials by mail or email will remain in effect until revoked. We encourage stockholders to take advantage of the availability of the proxy materials on the internet to help reduce the environmental impact and cost of our Annual Meeting.
Only stockholders of record at the close of business on Monday, April 13, 2020 (the “Record Date”) will be entitled to vote at the Annual Meeting. On the Record Date, there were 84,845,828 shares of common stock outstanding and entitled to vote. A list of stockholders entitled to vote at the Annual Meeting will be available for examination during normal business hours for ten days before the Annual Meeting at our address above. The stockholder list will also be available online during the Annual Meeting. For instructions on how to attend the Annual Meeting, please see the instructions on the first page of this proxy statement.
In this proxy statement, we refer to Progyny, Inc. as “Progyny,” “the Company,” “we” or “us” and the board of directors of Progyny as “our board of directors.” The Annual Report, which contains financial statements as of December 31, 2019 and 2018 and for the three years ended December 31, 2019, accompanies this proxy statement. You also may obtain a copy of the Annual Report without charge, by writing to our Secretary at 1359 Broadway, 2nd Floor, New York, New York 10018, Attention: Jennifer Bealer or by emailing investors@progyny.com.

QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING
Why did I receive a notice regarding the availability of proxy materials on the internet?
Pursuant to rules adopted by the Securities and Exchange Commission (the “SEC”), we have elected to provide access to our proxy materials over the internet. Accordingly, we have sent you the Notice because our board of directors is soliciting your proxy to vote at the 2020 Annual Meeting of Stockholders to be held on June 2, 2020, including at any adjournments or postponements thereof. All stockholders will have the ability to access the proxy materials on the website referred to in the Notice or to request a printed set of the proxy materials. Instructions on how to access the proxy materials over the internet or to request a printed copy may be found in the Notice.
We intend to mail the Notice on or about April 22, 2020 to all stockholders of record entitled to vote at the Annual Meeting.
Will I receive any other proxy materials by mail?
We may elect to send you a proxy card, along with a second Notice of Internet Availability of Proxy Materials, after 10 calendar days have passed since our first mailing of the Notice.
How do I attend, participate in, and ask questions during the virtual Annual Meeting?
We will be hosting the Annual Meeting via live webcast only. You may attend the virtual Annual Meeting live online at https://edge.media-server.com/mmc/p/uxzo249o. The meeting will start at 3:00 p.m., Eastern Time, on Tuesday, June 2, 2020. Stockholders attending the virtual Annual Meeting will be afforded the same rights and opportunities to participate as they would at an in-person meeting. We recommend that you log in a few minutes before 3:00 p.m., Eastern Time to ensure you are logged in when the Annual Meeting starts. The webcast will open 15 minutes before the start of the Annual Meeting.
If you would like to submit a question, you may do so before or during the Annual Meeting by emailing investors@progyny.com. Questions may be ruled out of order if they are, among other things, irrelevant to our business, related to pending or threatened litigation, disorderly, repetitious of statements already made, or in furtherance of the speaker’s own personal, political or business interests.
No audio or video recordings of the Annual Meeting are permitted.
Who can vote at the Annual Meeting?
Only stockholders of record at the close of business on the Record Date, April 13, 2020, will be entitled to vote at the Annual Meeting. On the Record Date, there were 84,845,828 shares of common stock outstanding and entitled to vote.
Stockholder of Record: Shares Registered in Your Name
If on the Record Date, your shares were registered directly in your name with our transfer agent, Computershare Trust Company, N.A., then you are a stockholder of record. As a stockholder of record, you may vote online during the Annual Meeting or vote by proxy in advance of the Annual Meeting. Whether or not you plan to attend the Annual Meeting, we urge you to vote your shares by proxy in advance of the Annual Meeting, either electronically through the internet, by telephone or by completing and returning a printed proxy card that you may request or that we may elect to deliver at a later time to ensure your vote is counted.
Beneficial Owner: Shares Registered in the Name of a Broker or Bank
If on the Record Date, your shares were held, not in your name, but rather in an account at a brokerage firm, bank or other similar organization, then you are the beneficial owner of shares held in “street name” and the Notice is being forwarded to you by that organization. The organization holding your account is considered to be the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker, bank or other agent regarding how to vote the shares in your account. You are also invited to attend the Annual Meeting. However, since you are not the stockholder of record, you may vote your shares online during the Annual Meeting only by following the instructions from such organization and after obtaining a valid proxy from your broker, bank or other agent.
What am I voting on?
There are two matters scheduled for a vote:
•
Proposal 1:   Election of two Class I directors, each to hold office until our annual meeting of stockholders in 2023; and

•
Proposal 2:   Ratification of the selection by the audit committee of our board of directors of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2020.

What if another matter is properly brought before the Annual Meeting?
Our board of directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote on those matters in accordance with their best judgment.
How do I vote?
The procedures for voting are fairly simple:
•
Stockholder of Record: Shares Registered in Your Name.   If you are a stockholder of record, you may vote (1) online during the Annual Meeting or (2) in advance of the Annual Meeting by proxy through the internet, by telephone or by using a proxy card that you may request or that we may elect to deliver at a later time. Whether or not you plan to attend the Annual Meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the Annual Meeting and vote online even if you have already voted by proxy.

•
To vote during the Annual Meeting, go to www.investorvote.com/PGNY, starting at 3:00 p.m., Eastern Time on Tuesday June 2, 2020. You will be asked to provide the control number from the Notice or the printed proxy card.

•
To vote online in advance of the Annual Meeting, go to www.investorvote.com/PGNY to complete an electronic proxy card. You will be asked to provide the control number from the Notice or the printed proxy card. Your internet vote must be received by 11:59 p.m., Eastern Time on Monday, June 1, 2020 to be counted.

•
To vote in advance of the Annual Meeting by telephone, dial 1-800-652-VOTE (8683), which is the number found on the Notice or the printed proxy card that may be delivered to you using a touch-tone phone and follow the recorded instructions. You will be asked to provide the control number from the Notice or the printed proxy card. Your telephone vote must be received by 11:59 p.m., Eastern Time on Monday, June 1, 2020 to be counted.

•
To vote in advance of the Annual Meeting using a printed proxy card that may be delivered to you, simply complete, sign and date the proxy card and return it promptly in the envelope provided. If you return your signed proxy card to us before the Annual Meeting, we will vote your shares as you direct.

•
Beneficial Owner: Shares Registered in the Name of Broker or Bank.   If you are a beneficial owner of shares registered in the name of your broker, bank or other agent, you should have received a Notice containing voting instructions from that organization rather than from us. Simply follow the voting instructions in the Notice to ensure that your vote is counted. To vote online during the Annual Meeting, you must follow the instructions from your broker, bank or other agent.

Internet voting during the Annual Meeting and/or internet proxy voting in advance of the Annual Meeting allows you to vote your shares online, with procedures designed to ensure the authenticity and correctness of your vote instructions. Please be aware that you must bear any costs associated with your internet access.
Can I vote my shares by filling out and returning the Notice?
No. The Notice identifies the items to be voted on at the Annual Meeting, but you cannot vote by marking the Notice and returning it. The Notice provides instructions on how to vote by proxy in advance of the Annual Meeting through the internet, by telephone or by using a printed proxy card, or by submitting a ballot online during the Annual Meeting.
What does it mean if I receive more than one Notice?
If you receive more than one Notice, your shares may be registered in more than one name or in different accounts. Please follow the voting instructions on the Notices to ensure that all of your shares are voted.
Can I change my vote after submitting my proxy?
•
Stockholder of Record: Shares Registered in Your Name. If you are a stockholder of record, then yes, you can revoke your proxy at any time before the final vote at the Annual Meeting. You may revoke your proxy in any one of the following ways:

•
Submit another properly completed proxy card with a later date.

•
Grant a subsequent proxy by telephone or through the internet.

•
Send a timely written notice that you are revoking your proxy to our Secretary at 1359 Broadway, 2nd Floor, New York, New York 10018, Attention: Jennifer Bealer or via email at investors@progyny.com.

•
Attend the Annual Meeting and vote online during the meeting. Simply attending the Annual Meeting will not, by itself, revoke your proxy. Even if you plan to attend the Annual Meeting, we recommend that you also submit your proxy or voting instructions or vote in advance of the Annual Meeting by telephone or through the internet so that your vote will be counted if you later decide not to attend the Annual Meeting.

Your most current proxy card or telephone or internet proxy is the one that is counted.
•
Beneficial Owner: Shares Registered in the Name of Broker or Bank. If you are a beneficial owner and your shares are held in “street name” by your broker, bank or other agent, you should follow the instructions provided by your broker, bank or other agent.

If I am a stockholder of record and I do not vote, or if I return a proxy card or otherwise vote without giving specific voting instructions, what happens?
If you are a stockholder of record and do not vote through the internet, by telephone, by completing the proxy card that may be delivered to you or online during the Annual Meeting, your shares will not be voted.
If you return a signed and dated proxy card or otherwise vote without marking voting selections, your shares will be voted in accordance with the recommendations of our board of directors: “FOR” the election of each of the two nominees for director and “FOR” the ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2020. If any other matter is properly presented at the Annual Meeting, your proxyholder (one of the individuals named on your proxy card) will vote your shares using his or her best judgment.

If I am a beneficial owner of shares held in “street name” and I do not provide my broker, bank or other agent with voting instructions, what happens?
If you are a beneficial owner and do not instruct your broker, bank or other agent how to vote your shares, the question of whether your broker or nominee will still be able to vote your shares depends on whether, pursuant to stock exchange rules, the particular proposal is deemed to be a “routine” matter. Brokers and nominees can use their discretion to vote “uninstructed” shares with respect to matters that are considered to be “routine,” but not with respect to “non-routine” matters. Under applicable rules and interpretations, “non-routine” matters are matters that may substantially affect the rights or privileges of stockholders, such as mergers, stockholder proposals, elections of directors (even if not contested), executive compensation, and certain corporate governance proposals, even if management-supported. Accordingly, your broker or nominee may vote your shares on Proposal 2. Your broker or nominee, however, may not vote your shares on Proposal 1 without your instructions. Such an event would result in a “broker non-vote” and these shares will not be counted as having been voted on Proposal 1. Please instruct your bank, broker or other agent to ensure that your vote will be counted.
What are “broker non-votes”?
As discussed above, when a beneficial owner of shares held in “street name” does not give instructions to the broker or nominee holding the shares as to how to vote on matters deemed to be “non-routine,” the broker or nominee cannot vote the shares. These unvoted shares are counted as “broker non-votes.”
As a reminder, if you a beneficial owner of shares held in “street name,” in order to ensure your shares are voted in the way you would prefer, you must provide voting instructions to your broker, bank or other agent by the deadline provided in the materials you receive from such organization.
How are votes counted?
Votes will be counted by the inspector of election appointed for the Annual Meeting, who will separately count, for the proposal to elect directors, votes “FOR,” “WITHHOLD” and broker non-votes; and, with respect to the proposal to ratify the selection of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2020, votes “FOR,” “AGAINST” and abstentions.
How many votes are needed to approve each proposal?
•
Proposal 1:   For the election of directors, the two nominees receiving the most “FOR” votes from the holders of shares present by virtual attendance or represented by proxy and entitled to vote on the election of directors will be elected. Only votes “FOR” will affect the outcome.

•
Proposal 2:   To be approved, the ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm for fiscal year ending December 31, 2020 must receive “FOR” votes from the holders of a majority of shares present by virtual attendance or represented by proxy and entitled to vote on the matter. Abstentions will have the same effect as an “AGAINST” vote.

What is the quorum requirement?
A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if stockholders holding at least a majority of the outstanding shares entitled to vote are present at the Annual Meeting by virtual attendance or represented by proxy. On the Record Date, there were 84,845,828 shares outstanding and entitled to vote.
Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other agent) or if you vote online during the Annual Meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, the holders of a majority of shares present at the Annual Meeting by virtual attendance or represented by proxy may adjourn the Annual Meeting to another date.

How can I find out the results of the voting at the Annual Meeting?
Preliminary voting results will be announced at the Annual Meeting. In addition, final voting results will be published in a current report on Form 8-K that we expect to file within four business days after the Annual Meeting. If final voting results are not available to us in time to file a Form 8-K within four business days after the Annual Meeting, we intend to file a Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an additional Form 8-K to publish the final results.
When are stockholder proposals due for next year’s annual meeting?
To be considered for inclusion in next year’s proxy materials, your proposal must be submitted in writing by December 23, 2020, to our Secretary at 1359 Broadway, 2nd Floor, New York, New York 10018, Attention: Jennifer Bealer.
Pursuant to our amended and restated bylaws, if you wish to submit a proposal (including a director nomination) at the 2021 annual meeting that is not to be included in next year’s proxy materials, you must do so not later than the close of business on March 4, 2021 nor earlier than the close of business on February 2, 2021. However, if the date of our 2021 annual meeting is not held between May 3, 2021 and July 2, 2021, to be timely, notice by the stockholder must be received (A) not earlier than the close of business on the 120th day prior to the 2021 annual meeting and (B) not later than the close of business on the later of the 90th day prior to the 2021 annual meeting or the 10th day following the day on which public announcement of the date of the 2021 annual meeting is first made. You are also advised to review our amended and restated bylaws, which contain additional requirements about advance notice of stockholder proposals and director nominations.
Who is paying for this proxy solicitation?
We will pay for the cost of soliciting proxies. In addition to these proxy materials, our directors and employees may also solicit proxies in person, by telephone or by other means of communication. Directors and employees will not be paid additional compensation for soliciting proxies. We may reimburse brokers, banks and other agents for the cost of forwarding proxy materials to beneficial owners.

PROPOSAL 1
ELECTION OF DIRECTORS
Our board of directors currently consists of seven members and is divided into three classes as follows:
•
Class I directors: Kevin Gordon and Cheryl Scott, whose terms will expire at the upcoming Annual Meeting;

•
Class II directors: Jeff Park and David Schlanger whose terms will expire at the annual meeting of stockholders to be held in 2021; and

•
Class III directors: Fred Cohen, M.D., D.Phil., Norm Payson, M.D. and Beth Seidenberg, M.D., whose terms will expire at the annual meeting of stockholders to be held in 2022.

Each class consists, as nearly as possible, of one-third of the total number of directors, and each class has a three-year term. At each annual meeting of stockholders, the successors to directors whose terms then expire will be elected to serve from the time of election until the third annual meeting following the election. Any additional directorships resulting from an increase in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of one-third of the directors. Vacancies on the board of directors may be filled only by persons elected by a majority of the remaining directors. A director elected by the board of directors to fill a vacancy in a class, including vacancies created by an increase in the number of directors, shall serve for the remainder of the full term of that class and until the director’s successor is duly elected and qualified. The division of our board of directors into three classes with staggered three-year terms may delay or prevent a change of our management or a change in control of Progyny.
Mr. Gordon and Ms. Scott are currently members of our board of directors and have been nominated for reelection to serve as Class I directors. Each of these nominees was recommended to our board of directors by our nominating and corporate governance committee. Each nominee has agreed to stand for reelection at the Annual Meeting, and our management has no reason to believe that any nominee will be unable to serve. If elected at the Annual Meeting, each of these nominees would serve until the annual meeting of stockholders to be held in 2023 and until his or her successor has been duly elected, or if sooner, until the director’s death, resignation or removal.
Our nominating and corporate governance committee seeks to assemble a board that, as a whole, possesses the appropriate balance of professional and industry knowledge, financial expertise, diversity, and high-level management experience necessary to oversee and direct our business. To that end, the committee has identified and evaluated nominees in the broader context of the board’s overall composition, with the goal of recruiting members who complement and strengthen the skills of other members and who also exhibit integrity, collegiality, sound business judgment and other qualities that the committee views as critical to the effective functioning of the board. To provide a mix of experience and perspective on the board, the committee also takes into account geography, gender, age, ethnic diversity and country of origin. The biographies below include information, as of the date of this proxy statement, regarding the specific and particular experience, qualifications, attributes or skills of each director or director nominee that led the committee to believe that that nominee should continue to serve on the board. However, each of the members of the committee may have a variety of reasons why a particular person would be an appropriate nominee for the board, and these views may differ from the views of other members.
Directors are elected by a plurality of the votes of the holders of shares present by virtual attendance or represented by proxy and entitled to vote on the election of directors. Accordingly, the two nominees receiving the highest number of “FOR” votes will be elected. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the two nominees named above. If any nominee becomes unavailable for election as a result of an unexpected occurrence, shares that would have been voted for that nominee will instead be voted for the election of a substitute nominee proposed by us.
Our Board Of Directors Recommends A Vote FOR Each Class I Director Nominee Named Above.

INFORMATION REGARDING DIRECTOR NOMINEES AND CURRENT DIRECTORS
The following table sets forth, for the Class I nominees and our other directors who will continue in office after the Annual Meeting, their ages and position or office held with us as of the date of this proxy statement:
Name	Age	Principal Occupation/ Position
Class I director nominees for election at the 2020 Annual Meeting of Stockholders
Kevin Gordon	57	Director
Cheryl Scott	70	Director
Class II directors continuing in office until the 2021 Annual Meeting of Stockholders
Jeff Park	48	Director
David Schlanger	60	Chief Executive Officer and Director
Class III directors continuing in office until 2022 Annual Meeting of Stockholders
Fred E. Cohen, D.Phil.	63	Director
Norman Payson, M.D.	72	Director
Beth Seidenberg, M.D.	63	Chair of the Board of Directors
Set forth below is biographical information for the director nominees and each person whose term of office as a director will continue after the Annual Meeting. This includes information regarding each director’s experience, qualifications, attributes or skills that led our board of directors to recommend them for board service.
Nominees For Election at the 2020 Annual Meeting of Stockholders
Kevin Gordon has served as a member of our board of directors since October 2019. Mr. Gordon has also served on the board of directors of Veracyte, Inc., a genomic diagnostics company, since December 2016, and Q Holdco Limited, a private company that provides world class engineered and elastomeric solutions, since September 2019. From January 2018 until March 2019, he was the President and Chief Financial Officer of Liquidia Technologies Inc., a clinical biopharmaceutical company. Mr. Gordon served as Executive Vice President and Chief Operating Officer of Quintiles Transnational Holdings Inc., or Quintiles, a research, clinical trial and pharmaceutical consulting company, from October 2015 until its merger with IMS Health Holdings, Inc. (forming IQVIA Holdings, Inc.) in October 2016. Prior to that, he was the Executive Vice President and Chief Financial Officer of Quintiles from July 2010 until December 2015. Mr. Gordon served as Executive Vice President and Chief Financial Officer of Teleflex Incorporated, a medical device company, from March 2007 until January 2010. Mr. Gordon held various senior corporate development positions at Teleflex Incorporated from 1997 to 2007. From 1992 to 1997, he held various senior positions, including Chief Financial Officer at Package Machinery Company. From 1984 to 1992, he held senior manager and other various finance positions at KPMG LLP. Mr. Gordon holds a Bachelor of Science degree in Accounting from the University of Connecticut. We believe that Mr. Gordon is qualified to serve on our board of directors because of his extensive accounting experience and leadership experience in healthcare companies.
Cheryl Scott has served as a member of our board of directors since October 2019. Ms. Scott has served since July 2016 as the Main Principal of the McClintock Scott Group. From June 2006 to July 2016, Ms. Scott served as Senior Advisor to the Bill & Melinda Gates Foundation. Previously, she served as President and Chief Executive Officer of the Seattle-based Group Health Cooperative for eight years. Ms. Scott has served as a member of the board of directors of Evolent Health, Inc. since November 2015. She also currently serves on a variety of private and not-for-profit boards. She was a member of the board of directors of Recreational Equipment Incorporated (REI) from 2005 to 2017, and served as the board chairperson from 2015 to 2017. Ms. Scott received her bachelor’s degree in communications and master’s degree in health management from the University of Washington, and is currently a Clinical Professor of Health Services at the University of Washington. We believe that Ms. Scott is qualified to serve on our board of directors because of her extensive career in healthcare, leadership and corporate governance, including her tenure as the Chief Executive Officer of Group Health Cooperative.
Directors Continuing in Office Until the 2021 Annual Meeting of Stockholders
Jeff Park has served as a member of our board of directors since October 2019. Mr. Park has served since April 2019 as the Chairman and Chief Executive Officer of WellDyneRx, an independent pharmacy benefits manager. From January 2018 until May 2018, he was the Interim Chief Executive Officer of Diplomat Pharmacy, Inc., or Diplomat, a provider of specialty pharmacy services. Additionally, from June 2017 to February 2019, he served on the board of directors of Diplomat. Prior to that, from July 2015 until July 2016, he was the Chief Operating Officer of OptumRX, the entity resulting from the merger of Catamaran Corporation, or Catamaran, and OptumRX, UnitedHealthcare Group’s free-standing pharmacy care services business. Before the merger, from March 2014 until July 2015, he was Catamaran’s Executive Vice President, Operations, and previously served as Catamaran’s Chief Financial Officer, beginning in 2006. Mr. Park holds a Bachelor of Science degree in Accounting from Brock University. We believe that Mr. Park is qualified to serve on our board of directors because of his extensive leadership experience in the pharmaceutical industry.
David Schlanger has served as our Chief Executive Officer since January 2017 and on our board of directors since March 2017. From August 2013 until September 2016, he served as the Chief Executive Officer of WebMD Health Corp., or WebMD. Prior to that, he served as the Interim Chief Executive Officer and in various other senior executive positions at WebMD and predecessor companies for more than 15 years, including as Senior Vice President, Strategic and Corporate Development and Senior Vice President, Corporate Development. Mr. Schlanger received his B.S. from Georgetown University and his J.D. from the University of Michigan Law School. We believe that Mr. Schlanger is qualified to serve on our board of directors because of his extensive experience at healthcare companies and in executive management.
Directors Continuing in Office Until the 2022 Annual Meeting of Stockholders
Fred E. Cohen, M.D. D.Phil. has served on our board of directors since March 2015. Dr. Cohen is currently a Senior Advisor to TPG Capital, where he previously served for over 15 years as a Partner, and founder of TPG Biotechnology, a life science focused venture capital fund. Beginning in November 2017, Dr. Cohen has served as a co-founder and senior managing director of Vida Ventures, LLC, a biotechnology venture capital fund. In addition, for three decades throughout his career, Dr. Cohen has been affiliated with University of California, San Francisco where he held various clinical responsibilities, including as a research scientist, an internist for hospitalized patients, a consulting endocrinologist, and the Chief of the Division of Endocrinology and Metabolism. Dr. Cohen currently serves on the boards of directors of the following public companies: Urogen Pharma Ltd. (since May 2017), CareDx, Inc. (since January 2003), Intellia Therapeutics, Inc. (since January 2019) and Veracyte, Inc. (since 2007). Dr. Cohen also serves on the board of directors of several privately-held companies and previously served on the board of directors of BioCryst Pharmaceuticals, Inc. from July 2013 until January 2019, Quintiles Transnational Holdings, Inc. from May 2007 to November 2015, Roka Bioscience, Inc. from September 2009 to October 2017, Five Prime Therapeutics, Inc. from May 2002 until May 2018, Tandem Diabetes Care, Inc. from June 2013 until June 2019 and Genomic Health Inc. from April 2002 until November 2019. Dr. Cohen received his B.S. degree in Molecular Biophysics and Biochemistry from Yale University, his D.Phil. in Molecular Biophysics from Oxford on a Rhodes Scholarship, and his M.D. from Stanford. He is a member of the National Academy of Medicine and the American Academy of Arts and Sciences. We believe that Dr. Cohen is qualified to serve on our board of directors because of his financial and medical knowledge and experience.
Norman Payson, M.D. has served on our board of directors since December 2016. Dr. Payson was co-founder and Chief Executive Officer of Healthsource from 1985 to 1997, Chief Executive Officer of Oxford Health Plans from 1998 to 2002, Chairman of Concentra from 2005 to 2008 and Chief Executive Officer of Apria Healthcare Group Inc. from 2008 to 2012, where he is currently a member of the board of directors. Since 1997, Dr. Payson has served as President and a director of NCP, Inc., his family office, through which he engages in consulting and personal investment activities. Additionally, Dr. Payson has served as a strategic advisor for Evolent Health, Inc., or Evolent, since March 2014 and from December 2013 to June 2019, Dr. Payson also served on the board of directors of Evolent. Dr. Payson is currently serving on the Board of Directors of various private and not-for-profit companies including Access Clinical Partners, City of Hope, Smile Brands, HPM National Advisory Board at the Mailman School of Public Health at Columbia and USC Schaeffer Center Advisory Board. Dr. Payson is also on the board of Kiva Foundation, a private charitable foundation organized by Dr. Payson and his wife in June 1998. Until June 2019, Dr. Payson served as a director at Geisel School of Medicine at Dartmouth, where he now serves as director emeritus. Dr. Payson holds a Bachelor of Science degree in earth and planetary sciences from the Massachusetts Institute of Technology and received his doctorate in medicine from Dartmouth Medical School. Dr. Payson is a California licensed physician. We believe that Dr. Payson is qualified to serve on our board of directors because of his 30-year career as chief executive officer or chairman of multiple healthcare organizations, including publicly-traded companies.
Beth Seidenberg, M.D. has served on our board of directors since May 2010 and as Chair of our board of directors since June 2015. Dr. Seidenberg has been a partner at Kleiner Perkins, a venture capital firm, since May 2005, where she primarily focuses on life sciences investing. She has also served as the Managing Director of Westlake Village BioPartners, another venture capital firm, since August 2018. Prior to joining Kleiner Perkins, Dr. Seidenberg was the Senior Vice President, Head of Global Development and Chief Medical Officer at Amgen, Inc., a biotechnology company. In addition, Dr. Seidenberg was a senior executive in research and development at Bristol Myers Squibb Company, a biopharmaceutical company, and Merck. Dr. Seidenberg has served on the board of directors of Atara Biotherapeutics since August 2012. Dr. Seidenberg previously served on the boards of directors of Epizyme, Inc., from February 2008 to September 2019, Tesaro, Inc., from June 2011 to February 2019, and ARMO BioSciences, Inc. from December 2012 until June 2018. Dr. Seidenberg received a B.S. from Barnard College and an M.D. from the University of Miami School of Medicine and completed her post-graduate training at the Johns Hopkins University, George Washington University and the National Institutes of Health. We believe that Dr. Seidenberg is qualified to serve on our board of directors because of her extensive experience in the life sciences industry as a senior executive and venture capitalist, as well as her training as a physician.

INFORMATION REGARDING THE BOARD OF DIRECTORS AND CORPORATE GOVERNANCE
Independence of the Board of Directors
Our common stock is listed on the Nasdaq Global Select Market (“Nasdaq”). Under the Nasdaq listing standards, a majority of the members of our board of directors must qualify as “independent,” as affirmatively determined by our board of directors. Our board of directors consults with our external counsel to ensure that its determinations are consistent with relevant securities and other laws and regulations regarding the definition of “independent,” including those set forth in pertinent listing standards of Nasdaq, as in effect from time to time.
Consistent with these considerations, after review of all relevant identified transactions or relationships between each director, and any of his or her family members, and Progyny, our senior management and our independent auditors, our board of directors has affirmatively determined that the following six directors are independent directors within the meaning of the applicable Nasdaq listing standards: Dr. Cohen, Mr. Gordon, Mr. Park, Dr. Payson, Ms. Scott and Dr. Seidenberg. In making this determination, our board of directors found that none of these directors or nominees for director had a material or other disqualifying relationship with Progyny. Mr. Schlanger, by virtue of his position as our Chief Executive Officer, is not independent.
Accordingly, a majority of our directors are independent, as required under applicable Nasdaq rules. In making this determination, our board of directors considered the applicable Nasdaq rules and the current and prior relationships that each non-employee director has with our company and all other facts and circumstances our board of directors deemed relevant in determining their independence, including their beneficial ownership of our capital stock.
Board Leadership Structure
Our board of directors has an independent chair, Dr. Seidenberg. The primary responsibilities of the chair of our board of directors are to: work with the Chief Executive Officer to develop board meeting schedules and agendas; provide the Chief Executive Officer feedback on the quality, quantity and timeliness of the information provided to the board of directors; develop the agenda for and moderate executive sessions of the independent members of the board of directors; preside over board meetings; act as principal liaison between the independent members of the board of directors and Chief Executive Officer; convene meetings of the independent directors as appropriate; and perform other duties as the board of directors may determine from time to time. Accordingly, Dr. Seidenberg has substantial ability to shape the work of our board of directors.
We believe that separation of the positions of board chair and chief executive officer reinforces the independence of the board in its oversight of the business and affairs of Progyny. In addition, we believe that having an independent board chair creates an environment that is conducive to objective evaluation and oversight of management’s performance, increasing management accountability and improving the ability of our board of directors to monitor whether management’s actions are in the best interests of Progyny and our stockholders. As a result, we believe that having an independent board chair can enhance the effectiveness of the board as a whole.
Role of the Board of Directors in Risk Oversight
One of the key functions of our board of directors is informed oversight of our risk management process. Our board of directors does not have a standing risk management committee, but rather administers this oversight function directly through the board of directors as a whole, as well as through various standing committees of our board of directors that address risks inherent in their respective areas of oversight. In particular, our full board of directors is responsible for monitoring and assessing strategic risk exposure as well as new and emerging risks. For example, our board of directors has been closely monitoring the rapidly evolving COVID-19 pandemic, its potential effects on our business, and risk mitigation strategies. Our audit committee has the responsibility to consider and discuss our major financial risk exposures and the steps our management has taken to monitor and control these exposures, including guidelines and policies to govern the process by which risk assessment and management is undertaken. Our audit committee also monitors compliance with legal and regulatory requirements. Specific areas of focus for the audit committee include our policies and other matters relating to our investments, cash management, major financial risk exposures, the adequacy and effectiveness of our information security policies and practices and the internal controls regarding information security. Our compensation committee assesses and monitors whether any of our compensation policies and programs has the potential to encourage excessive risk-taking. At periodic meetings of our board of directors and its committees, management reports to and seeks guidance from our board of directors and its committees with respect to the most significant risks that could affect our business, such as legal risks, information security and privacy risks, and financial, tax and audit related risks.
Meetings of the Board of Directors and its Committees
Our board of directors is responsible for the oversight of management and the strategy of our company and for establishing corporate policies. Our board of directors meets periodically during the year to review significant developments affecting us and to act on matters requiring the approval of our board of directors. Our board of directors met five times during our last fiscal year. The audit committee met two times during our last fiscal year. Our compensation committee and our nominating and corporate governance committee were formed in September 2019 in connection with our initial public offering and did not hold any meetings during fiscal 2019. During our last fiscal year, each director attended 75% or more of the aggregate of the meetings of our board of directors and of the committees on which he or she served. We encourage our directors and nominees for director to attend our Annual Meeting of stockholders.
Information Regarding Committees of the Board of Directors
Our board of directors has established an audit committee, a compensation committee and a nominating and corporate governance committee. Our board of directors may establish other committees to facilitate the management of our business. Our board of directors has adopted written charters for each of our committees, which are available to stockholders on our investor relations website at investors.progyny.com.
The following table provides membership information for fiscal 2019 for each of the committees of our board of directors:
Name	Audit	Compensation	Nominating and Corporate Governance
Fred Cohen, M.D., D.Phil.		X*
Kevin Gordon	X		X
Jeff Park	X*	X
Norman Payson, M.D.	X		X*
Cheryl Scott			X
Beth Seidenberg, M.D.		X

*
Committee Chairperson

Our board of directors has determined that each member of each committee meets the applicable Nasdaq rules and regulations regarding “independence” and each member is free of any relationship that would impair his or her individual exercise of independent judgment with regard to us.
Below is a description of each committee of our board of directors.
Audit Committee
The audit committee of our board of directors is composed of three directors: Mr. Gordon, Mr. Park and Dr. Payson, with Mr. Park serving as chair of the audit committee.
Our board of directors has determined that each of these individuals meets the independence requirements of the Sarbanes-Oxley Act of 2002, as amended (the “Sarbanes-Oxley Act”), Rule 10A-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the applicable listing standards of Nasdaq. Each member of our audit committee can read and understand fundamental financial statements in accordance with Nasdaq audit committee requirements. In arriving at this determination, the board has examined each audit committee member’s scope of experience and the nature of their prior and/or current employment. Additionally, our board of directors has determined that Mr. Park qualifies as an audit committee financial expert within the meaning of SEC regulations and meets the financial sophistication requirements of the Nasdaq Listing Rules. In making this determination, our board has considered Mr. Park’s formal education and previous and current experience in financial and accounting roles. Both our independent registered public accounting firm and management periodically meet privately with our audit committee.
The primary purpose of the audit committee is to discharge the responsibilities of our board of directors with respect to our corporate accounting and financial reporting processes, systems of internal control and financial statement audits, and to oversee our independent registered public accounting firm. Specific responsibilities of our audit committee include:
•
helping our board of directors oversee our corporate accounting and financial reporting processes;

•
managing the selection, engagement, qualifications, independence and performance of a qualified firm to serve as the independent registered public accounting firm to audit our financial statements;

•
discussing the scope and results of the audit with the independent registered public accounting firm, and reviewing, with management and the independent accountants, our interim and year-end operating results and any proposed earnings announcements;

•
reviewing and discussing with the independent registered public accounting firm and management significant issues regarding accounting principles and presentation of financial statements;

•
overseeing the policies and procedures as required by applicable law and Nasdaq listing requirements governing how we may employ individuals who were once employed by our independent registered public accounting firm;

•
developing procedures for employees to submit concerns anonymously about questionable accounting or audit matters;

•
reviewing related person transactions;

•
reviewing and discussing with management our processes and policies with respect to risk identification, management and assessment in all areas of our business;

•
obtaining and reviewing a report by the independent registered public accounting firm at least annually that describes our internal quality control procedures, any material issues with such procedures and any steps taken to deal with such issues when required by applicable law; and

•
approving or, as permitted, pre-approving, audit and permissible non-audit services to be performed by the independent registered public accounting firm.

We believe that the composition and functioning of our audit committee complies with all applicable requirements of the Sarbanes-Oxley Act, and all applicable SEC and Nasdaq rules and regulations. We intend to comply with future requirements to the extent they become applicable to us.
Report of the Audit Committee of the Board of Directors
The audit committee has reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2019 with our management. The audit committee has also reviewed and discussed with Ernst & Young LLP, our independent registered public accounting firm, the matters required to be discussed by Auditing Standard No. 1301, Communications with Audit Committees, as adopted by the Public Company Accounting Oversight Board (“PCAOB”). The audit committee has also received the written disclosures and the letter from Ernst & Young LLP required by applicable requirements of the PCAOB regarding the independent accountants’ communications with the audit committee concerning independence, and has discussed with Ernst & Young LLP the accounting firm’s independence. Based on the foregoing, the audit committee has recommended to our board of directors that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2019 and filed with the SEC.
Jeff Park, Chair
Kevin Gordon
Norman Payson, M.D.
The material in this report is not “soliciting material,” is not deemed “filed” with the Commission and is not to be incorporated by reference in any filing of Progyny under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.
Compensation Committee
The compensation committee of our board of directors is composed of three directors: Dr. Cohen, Mr. Park and Dr. Seidenberg, with Dr. Cohen serving as chair of the compensation committee. All members of the compensation committee are independent (as independence is currently defined in Rule 5605(d)(2) of the Nasdaq listing standards).
Each of the members of the compensation committee is a non-employee director, as defined in Rule 16b-3 promulgated under the Exchange Act. Our board of directors has determined that each of these individuals is “independent” as defined under the applicable listing standards of Nasdaq, including the standards specific to members of a compensation committee.
The primary purpose of our compensation committee is to discharge the responsibilities of our board of directors in overseeing our compensation policies, plans and programs and to review and determine the compensation to be paid to our executive officers, directors and other senior management, as appropriate. Specific responsibilities of our compensation committee include:
•
reviewing and approving the compensation of our chief executive officer, other executive officers and senior management;

•
reviewing, evaluating and recommending to our board of directors succession plans for our executive officers;

•
reviewing and recommending to our board of directors the compensation paid to our directors;

•
administering our equity incentive plans and other benefits programs;

•
reviewing, adopting, amending and terminating incentive compensation and equity plans, severance agreements, profit sharing plans, bonus plans, change-of-control protections and any other compensatory arrangements for our executive officers and other senior management; and

•
reviewing and establishing general policies relating to compensation and benefits of our employees, including our overall compensation philosophy.

We believe that the composition and functioning of our compensation committee complies with all applicable SEC and Nasdaq rules and regulations. We intend to comply with future requirements to the extent they become applicable to us.
Compensation Committee Processes and Procedures
Our Compensation Committee meets at least annually and with greater frequency if necessary. The compensation committee also acts periodically by unanimous written consent in lieu of a formal meeting. The agenda for each meeting is usually developed by the chair of the compensation committee, in consultation with management. The compensation committee meets regularly in executive session. However, from time to time, various members of management and other employees as well as outside advisors or consultants may be invited by the compensation committee to make presentations, to provide financial or other background information or advice or to otherwise participate in compensation committee meetings. Our Chief Executive

Officer may not participate in, or be present during, any deliberations or determinations of the compensation committee regarding his compensation.
The charter of the compensation committee grants the compensation committee full access to all books, records, facilities and personnel of Progyny. In addition, under the charter, the compensation committee has the authority to obtain, at our expense, advice and assistance from compensation consultants and legal, accounting or other outside advisors and other external resources that the compensation committee considers necessary or appropriate in the performance of its duties. The compensation committee has direct responsibility for the oversight of the work of any consultants or advisers engaged for the purpose of advising the compensation committee. In particular, the compensation committee has the authority to retain compensation consultants to assist in its evaluation of executive and director compensation, including the authority to approve the consultant’s reasonable fees and other retention terms.
During the past fiscal year, our board of directors engaged PricewaterhouseCoopers LLP (“PWC”) as compensation consultants. The board of directors requested that PWC:
•
evaluate the efficacy of our existing compensation strategy and practices in supporting and reinforcing our long-term strategic goals; and

•
assist in refining our compensation strategy and in developing and implementing an executive compensation program to execute that strategy.

As part of its engagement, PWC was requested by the board of directors to develop a comparative group of companies and to perform analyses of competitive performance and compensation levels for that group. PWC ultimately developed recommendations that were presented to the board of directors for its consideration.
Generally, the compensation committee’s process comprises two related elements: the determination of compensation levels and the establishment of performance objectives for the current year. For executives other than our Chief Executive Officer, the compensation committee solicits and considers evaluations and recommendations submitted to the compensation committee by our Chief Executive Officer. The evaluation of our Chief Executive Officer’s performance is conducted by the compensation committee, which determines any adjustments to his compensation as well as awards to be granted. For all executives and directors as part of its deliberations, the compensation committee may review and consider, as appropriate, materials such as financial reports and projections, operational data, executive and director stock ownership information, company stock performance data, analyses of historical executive compensation levels and current company-wide compensation levels and recommendations of any compensation consultant, including analyses of executive and director compensation paid at other companies identified by the consultant.
Compensation Committee Interlocks and Insider Participation
None of the members of the compensation committee are currently, or have been at any time, one of our officers or employees. None of our executive officers currently serve, or have served during the last year, as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of our board of directors or compensation committee.
Nominating and Corporate Governance Committee
The nominating and corporate governance committee of our board of directors is composed of three directors: Mr. Gordon, Dr. Payson and Ms. Scott, with Dr. Payson serving as chair of the nominating and corporate governance committee. All members of the nominating and corporate governance committee are independent (as independence is currently defined in Rule 5605(a)(2) of the Nasdaq listing standards). Specific responsibilities of our nominating and corporate governance committee include:
•
identifying and evaluating candidates, including the nomination of incumbent directors for reelection and nominees recommended by stockholders, to serve on our board of directors;

•
considering and making recommendations to our board of directors regarding the composition and chairmanship of the committees of our board of directors;

•
instituting plans or programs for the continuing education of our board of directors and orientation of new directors;

•
developing and making recommendations to our board of directors regarding corporate governance guidelines and matters; and

•
overseeing periodic evaluations of the board of directors’ performance, including committees of the board of directors.

We believe that the functioning of our nominating and corporate governance committee complies with all applicable SEC and Nasdaq rules and regulations. We intend to comply with future requirements to the extent they become applicable to us.
The nominating and corporate governance committee believes that candidates for director should have certain minimum qualifications, including the highest personal integrity and ethics, the ability to read and understand basic financial statements, and being older than 21. The nominating and corporate governance committee also intends to consider such factors as possessing relevant expertise upon which to be able to offer advice and guidance to management, having sufficient time to devote to our affairs, demonstrated excellence in his or her field, having the ability to exercise sound business judgment and having the commitment to rigorously represent the long-term interests of our stockholders. However, the nominating and corporate governance committee retains the right to modify these qualifications from time to time. Candidates for director nominees are reviewed in the context of the current composition of the board of directors, the operating requirements of Progyny and the long-term interests of our stockholders. In conducting this assessment, the nominating and corporate governance committee typically considers diversity (including diversity of gender, ethnic background and country of origin), age, skills and such other factors as it deems appropriate, given the current needs of the board of directors and our business, to maintain a balance of knowledge, experience and capability.
The nominating and corporate governance committee appreciates the value of thoughtful board refreshment, and regularly identifies and considers qualities, skills and other director attributes that would enhance the composition of the Board. In the case of incumbent directors whose terms of office are set to expire, the nominating and corporate governance committee reviews these directors’ overall service to Progyny during their terms, including the number of meetings attended, level of participation, quality of performance and any other relationships and transactions that might impair the directors’ independence. In the case of new director candidates, the nominating and corporate governance committee also determines whether the nominee is independent for Nasdaq purposes, which determination is based upon applicable Nasdaq listing standards, applicable SEC rules and regulations and the advice of counsel, if necessary. The nominating and corporate governance committee then uses its network of contacts to compile a list of potential candidates, but may also engage, if it deems appropriate, a professional search firm. The nominating and corporate governance committee conducts any appropriate and necessary inquiries into the backgrounds and qualifications of possible candidates after considering the function and needs of our board of directors. The nominating and corporate governance committee meets to discuss and consider the candidates’ qualifications and then selects a nominee for recommendation to the board of directors by majority vote.
The nominating and corporate governance committee will consider stockholder recommendations of director candidates, so long as they comply with applicable law and our amended and restated bylaws, which procedures are summarized below. The nominating and corporate governance committee will evaluate any director nominees received from stockholders in the same manner as recommendations received from management or members of our board of directors.
Stockholders who wish to recommend individuals for consideration by the nominating and corporate governance committee to become nominees for election to our board of directors may do so by delivering a written recommendation to the nominating and corporate governance committee at the following address: 1359 Broadway, 2nd Floor, New York, New York 10018, Attn: Jennifer Bealer at least 120 days prior to the anniversary date of the mailing of our proxy statement for the preceding year’s annual meeting of stockholders. Submissions must include as to each proposed nominee, among other things, the name, age, business address and residence address of such nominee, the principal occupation or employment of such nominee, details regarding such nominee’s ownership of our capital stock, and such other information as would be required to be disclosed in a proxy statement soliciting proxies for the election of such nominee. Any such submission must be accompanied by the written consent of the proposed nominee to be named as a nominee and to serve as a director, if elected, and must also include information regarding the stockholder making such nomination, as specified in our amended and restated bylaws. You should refer to our amended and restated bylaws for a complete description of the required procedures for nominating a candidate to our board of directors.
Stockholder Communications with our Board of Directors
Our board of directors has adopted a formal process by which stockholders may communicate with the board or any of its directors. Stockholders who wish to communicate with our board of directors may do so by sending written communications addressed to our Secretary at 1359 Broadway, 2nd Floor, New York, New York 10018, Attn: Jennifer Bealer. Our Secretary will review each communication and will forward such communication to the board of directors or any of its directors to whom the communication is addressed, unless the communication contains advertisements or solicitations or is unduly hostile, threatening or similarly inappropriate. Communications deemed by the Secretary to be inappropriate for presentation will still be made available to any non-management director upon such director’s request.
Code of Business Conduct and Ethics
We have adopted the Progyny, Inc. Code of Conduct that applies to all officers, directors, employees and outside labor, including independent contractors and consultants. The Code of Conduct is available on our website at investors.progyny.com. If we make any substantive amendments to the Code of Conduct or grant any waiver from a provision of the Code of Conduct to any executive officer or director, we will promptly disclose the nature of the amendment or waiver on our website.

PROPOSAL 2
RATIFICATION OF ERNST & YOUNG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The audit committee of our board of directors has selected Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2020 and has further directed that management submit the selection of its independent registered public accounting firm for ratification by the stockholders at the Annual Meeting. Ernst & Young LLP has audited our financial statements since 2012. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.
Neither the amended and restated bylaws nor other governing documents or law require stockholders ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm. However, the audit committee is submitting the selection of Ernst & Young LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the audit committee will reconsider whether or not to retain that firm. Even if the selection is ratified, the audit committee in its discretion may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in the best interests of Progyny and our stockholders.
The affirmative vote of the holders of a majority of the shares present by virtual attendance or represented by proxy and entitled to vote on the matter at the Annual Meeting will be required to ratify the selection of Ernst & Young LLP.
Principal Accountant Fees and Services
The following table represents aggregate fees billed to us by Ernst & Young LLP for the periods set forth below.
	Fiscal Year Ended
	2019	2018
	(in thousands)
Audit Fees(1)	$782	$142
Audit-related Fees(2)	250	—
Tax Fees(3)	49	—
All Other Fees	—	—
Total Fees	$1,081	$142

(1)
Audit fees consist of fees billed for professional services provided in connection with the audit of our annual financial statements, the review of our quarterly financial statements, and audit services that are normally provided by independent registered public accounting firm in connection with regulatory filings. The audit fees also include fees for professional services provided in connection with our initial public offering in 2019, including comfort letters and consents.

(2)
Consists of fees billed for the adoption of ASC 606 and SEC pre-clearance process related to our initial public offering.

(3)
Consists of fees billed for a Section 382 study with respect to net operating loss carryforwards and a New York City commercial rent tax study in connection with the lease of our former headquarters.

All fees described above were pre-approved by the audit committee.
Pre-Approval Policies and Procedures
The audit committee has adopted a policy and procedures for the pre-approval of audit and non-audit services rendered by our independent registered public accounting firm, Ernst & Young LLP. The policy generally permits pre-approval of specified services in the defined categories of audit services, audit-related services, tax services and non-audit services. Pre-approval may also be given as part of the audit committee’s approval of the scope of the engagement of the independent registered public accounting firm or on an individual, explicit, case-by-case basis before the independent registered public accounting firm is engaged to provide each service. The pre-approval of services may be delegated to one or more of the audit committee’s members, but the decision must be reported to the full audit committee at its next scheduled meeting.
The audit committee has determined that the rendering of services other than audit services by Ernst & Young LLP is compatible with maintaining the principal accountant’s independence.
Our Board Of Directors Recommends A Vote FOR The Ratification Of Ernst & Young LLP As Our Independent Registered Public Accounting Firm.

EXECUTIVE OFFICERS
The following table sets forth, for our executive officers, their ages and position held with us as of the date of this proxy statement:
Name	Age	Principal Position
David Schlanger	60	Chief Executive Officer and Director
Peter Anevski	52	President, Chief Financial and Operating Officer
Lisa Greenbaum	48	Executive Vice President, Chief Client Officer
Jennifer Bealer	39	Executive Vice President, General Counsel
Biographical information for David Schlanger is included above with the director biographies under the caption “Information Regarding Director Nominees and Current Directors.”
Peter Anevski has served as our Chief Financial and Operating Officer since January 2017 and our President since June 2019. Mr. Anevski has extensive experience managing financial functions for public companies. From May 2013 until September 2016, he served as the Executive Vice President and Chief Financial Officer of WebMD. Prior to that, Mr. Anevski served in senior finance and operations roles at WebMD and predecessor companies for 14 years, including as Senior Vice President, Finance. Mr. Anevski received his B.A. in Accounting from Montclair State University.
Lisa Greenbaum has served as our Executive Vice President and Chief Client Officer since June 2019. Prior to that, Ms. Greenbaum spent 15 years at WebMD in various roles, including Group General Manager of Professional Services, Senior Vice President, Group Vice President, Vice President of Sales and Executive Director. She also has experience working for digital health and pharmaceutical companies, including HealthStream, Merck and Procter & Gamble. Ms. Greenbaum received her B.A. from Duke University.
Jennifer Bealer has served as our General Counsel since October 2017. Prior to that, she was an Associate at Ropes & Gray’s nationally-ranked healthcare practice from November 2010 to October 2017, where she gained extensive expertise in providing healthcare clients with strategic, regulatory, compliance and transaction advice. Ms. Bealer holds Bachelor of Science degrees in Biology and Psychology from the Pennsylvania State University and received her J.D. from the University of Pennsylvania Law School, A.L.M from Harvard University, and Master of Bioethics from University of Pennsylvania School of Medicine.

EXECUTIVE COMPENSATION
Our named executive officers, consisting of our principal executive officer and the next two most highly compensated executive officers, for the fiscal year ended December 31, 2019 were:
•
David Schlanger, our Chief Executive Officer;

•
Peter Anevski, our President, Chief Financial and Operating Officer; and

•
Karin Ajmani, our former Executive Vice President, Chief of Strategic Development.

2019 Summary Compensation Table
The following table sets forth for the periods presented information regarding compensation awarded or paid to or earned by each of our named executive officers:
Name and Principal Position	Year	Salary	Option Awards(1)	Non-Equity Incentive Plan Compensation(2)	All Other Compensation(3)	Total
David Schlanger Chief Executive Officer	2019	$431,250	$4,240,075	$250,000	$42,871	$4,964,196
	2018	350,000	244,812	175,000	74,574	844,386
Peter Anevski President, Chief Financial & Operating Officer	2019	375,000	3,865,951	250,000	30,714	4,521,665
	2018	325,000	139,893	163,000	53,698	681,591
Karin Ajmani(4) Former Executive Vice President, Chief of Strategic Development	2019	325,031	374,122	—	10,346	709,499
	2018	325,000	—	100,000	9,520	434,520

(1)
Amounts reported represent the aggregate grant date fair value of stock options granted to our executive officers under our 2017 Equity Incentive Plan (the “2017 Plan”), computed in accordance with ASC Topic 718, excluding the effect of forfeitures. The assumptions used in calculating the grant date fair value of the stock options reported in this column are set forth in the notes to our audited consolidated financial statements included in the Annual Report. This amount does not reflect the actual economic value that may be realized by the executive officer.

(2)
Amounts shown represent the executive officers’ total performance-based cash bonuses earned for 2019 and 2018, as applicable, based on the achievement of company-wide performance goals as determined by our board of directors. These objectives included revenue, gross margin, adjusted EBITDA and sales targets, as well as operational goals related to client management and retention, member experience and our provider network.

(3)
For 2019, amounts include $36,000 and $24,000 in housing expenses provided to Mr. Schlanger and Mr. Anevski, respectively, pursuant to their prior employment agreements, which provided for a monthly housing allowance of $6,000 and $4,000 to Mr. Schlanger and Mr. Anevski, respectively. The remainder of the amounts in this column include 401(k) matching contributions and group term life insurance tax reimbursements made to each of our named executive officers. For 2018, amounts include $72,000 and $48,000 in housing expenses provided to Mr. Schlanger and Mr. Anevski, respectively. The remainder of the amounts in this column include 401(k) matching contributions and group term life insurance tax reimbursements made to each of our named executive officers.

(4)
Ms. Ajmani’s resigned from Progyny, effective March 2, 2020, and was not eligible to receive a performance-based cash bonus for 2019.

Outstanding Equity Awards as of December 31, 2019
The following table sets forth certain information regarding outstanding equity awards granted to our named executive officers that remain outstanding as of December 31, 2019.
	Option Awards(1)
Name	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable	Option Exercise Price	Option Expiration Date
David Schlanger	2,596,316	1,618,068(2)	$0.91	8/3/2027
	147,871	54,923(2)	$1.50	8/16/2028
	—	1,870,022(3)	$3.96	5/23/2029
Peter Anevski	142,619	924,610(2)	$0.91	8/3/2027
	5,071	31,385(2)	$1.50	8/16/2028
	—	1,705,020(3)	$3.96	5/23/2029
Karin Ajmani	622,386	—	$0.87	6/2/2020 (5)
	43,047	344,375(4)	$0.91	6/2/2020 (5)
	—	165,001(3)	$3.96	6/2/2020 (5)

(1)
All awards were granted under our 2017 Plan or 2008 Stock Plan.

(2)
25% of the shares underlying this option vested on January 16, 2018, with the remaining 75% vesting in equal monthly installments over the next three years.

(3)
25% of the shares underlying this option will vest on May 23, 2020, with the remaining 75% vesting in equal monthly installments over the next three years.

(4)
25% of the shares underlying this option vested on April 1, 2018, with the remaining 75% vesting in equal monthly installments over the next three years.

(5)
All of Ms. Ajmani’s option awards will expire on the three-month anniversary of her departure date.

Employment Arrangements
We are party to amended and restated employment agreements with each of our named executive officers. The arrangements generally provide for at-will employment without any specific term and set forth the named executive officer’s initial base salary, bonus potential, eligibility for employee benefits and severance benefits upon a qualifying termination of employment, subject to such employee executing a separation agreement with us.
David Schlanger
In September 2019, we entered into an amended and restated employment agreement with Mr. Schlanger, our Chief Executive Officer, which was effective as of July 1, 2019. Pursuant to his agreement, Mr. Schlanger is entitled to an annual base salary of $500,000 and is eligible to receive an annual discretionary performance and retention bonus of up to a maximum of 75% of his annual salary.
Pursuant to his agreement, if Mr. Schlanger is terminated by us without “cause” or if Mr. Schlanger resigns for “good reason” outside of the “change in control severance period” (as those terms are defined in his agreement), he is entitled to: (1) continued payment of his then-current base salary for a period of 12 months, (2) payment of his current year target bonus, prorated based on completed months of service to the date of termination, as well as any bonus relating to the prior year to the extent earned as determined by our board of directors, (3) payment of premiums for continued health benefits to him under COBRA for up to 12 months following his termination, (4) 12 months of accelerated vesting of any of his then-unvested shares subject to outstanding equity awards and (5) his options remaining exercisable for 12 months following his termination. If Mr. Schlanger is terminated without cause or resigns with good reason within one month prior to or within two years following our “acquisition” (or the “change of control severance period,” each as defined in his agreement), he is entitled to the aforementioned payments and benefits, except that any then-unvested outstanding equity awards will become vested in their entirety as of the last day of his employment. Good reason within two years of our acquisition includes resignation by Mr. Schlanger for any or no reason after the nine-month anniversary of the acquisition. If Mr. Schlanger resigns without good reason or is terminated for cause or death, he will not be entitled to any severance benefits, his options will no longer vest and all payments, other than those already earned, will terminate. If Mr. Schlanger is terminated because of his disability, then his then-outstanding options will be exercisable for 12 months following his last day of employment. Mr. Schlanger’s benefits are conditioned, among other things, on his complying with his post-termination obligations under his agreement and timely signing a general release of claims in our favor.
Peter Anevski
In September 2019, we entered into an amended and restated employment agreement with Mr. Anevski, our President, Chief Operating & Financial Officer, which was effective as of July 1, 2019. Pursuant to his agreement, Mr. Anevski is entitled to an annual base salary of $425,000 and is eligible to receive an annual discretionary performance and retention bonus of up to a maximum of 75% of his annual salary.
Pursuant to his agreement, if Mr. Anevski is terminated by us without “cause” or if Mr. Anevski resigns for “good reason” outside of the “change of control severance period” (as those terms are defined in his agreement), he is entitled to: (1) continued payment of his then-current base salary for a period of 12 months, (2) payment of his current year target bonus, prorated based on completed months of service to the date of termination, as well as any bonus relating to the prior year to the extent earned as determined by our board of directors, (3) payment of premiums for continued health benefits to him under COBRA for up to 12 months following his termination, (4) 12 months of accelerated vesting of any of his then-unvested shares subject to outstanding equity awards and (5) his options remaining exercisable for 12 months following his termination. If Mr. Anevski is terminated without cause or resigns with good reason within one month prior to or within two years following our “acquisition” (or the “change of control severance period,” each as defined in his agreement), he is entitled to the aforementioned payments and benefits, except that any then-unvested outstanding equity awards will become vested in their entirety as of the last day of his employment. Good reason within two years of our acquisition includes resignation by Mr. Anevski for any or no reason after the nine-month anniversary of the acquisition. If Mr. Anevski resigns without good reason or is terminated for cause or death, he will not be entitled to any severance benefits, his equity awards will no longer vest and all payments, other than those already earned, will terminate. If Mr. Anevski is terminated because of his disability, then his then-outstanding options will be exercisable for 12 months following his last day of employment. Mr. Anevski’s benefits are conditioned, among other things, on his complying with his post-termination obligations under his offer letter and timely signing a general release of claims in our favor.
Karin Ajmani
We entered into a letter agreement with Ms. Ajmani, our former Executive Vice President, Chief of Strategic Development in June 2015, which was amended and restated in June 2019 and governed the terms of Ms. Ajmani’s employment with us prior to her resignation in March 2020. Pursuant to her agreement, Ms. Ajmani was entitled to: (1) an annual base salary of $325,000, (2) was eligible to receive an annual discretionary bonus of up to a maximum of 50% of her annual salary, based on the achievement of certain individual performance goals and our achievement of certain performance targets, and (3) was granted options to purchase 165,001 shares of our common stock, which option will vest as to 25% on the one year anniversary of the grant date and the remainder will vest monthly over the following 36 months.
Ms. Ajmani resigned from Progyny, effective March 2, 2020. No severance or other benefits upon termination were paid or provided in connection with her resignation.

Equity Compensation Plan Information
The following table summarizes our equity compensation plan information as of December 31, 2019. Information is included for equity compensation plans approved by our stockholders. We do not have any equity compensation plans not approved by our stockholders:
Plan Category	(a) Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights(1)	(b) Weighted Average Exercise Price of Outstanding Options, Warrants and Rights	(c) Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))(2)
Equity plans approved by stockholders	15,721,139	$2.44	4,824,294
Equity plans not approved by stockholders	—	—	—

(1)
Includes the 2008 Plan and the 2017 Plan. There were no options outstanding under the 2019 Equity Incentive Plan (the “2019 Plan”) as of December 31, 2019. Further, does not include future rights to purchase common stock under our 2019 Employee Stock Purchase Plan (“2019 ESPP”).

(2)
Includes the 2017 Plan, 2019 Plan and 2019 ESPP. Stock options or other stock awards granted under the 2017 Plan that are forfeited, terminated, expired or repurchased become available for issuance under the 2019 Plan. In addition, in accordance with the terms of the 2019 Plan, the total number of shares of our common stock reserved for issuance thereunder automatically increased on January 1, 2020 by 3,367,528 shares, which is equal to 4% of the total number of shares of our capital stock outstanding on December 31, 2019. This increase is not reflected in the table above.

401(k) Plan
We maintain a 401(k) plan that provides eligible U.S. employees with an opportunity to save for retirement on a tax advantaged basis. Eligible employees are able to defer eligible compensation up to certain Code limits, which are updated annually. Currently, we match 50% of the contributions that eligible employees make to the 401(k) plan up to 6% of the employee’s eligible compensation. The 401(k) plan is intended to be qualified under Section 401(a) of the Code, with the related trust intended to be tax exempt under Section 501(a) of the Code. As a tax-qualified retirement plan, contributions to the 401(k) plan are deductible by us when made, and contributions and earnings on those amounts are not generally taxable to the employees until withdrawn or distributed from the 401(k) plan.
Limitations on Liability and Indemnification Matters
Our amended and restated certificate of incorporation contains provisions that limit the liability of our current and former directors for monetary damages to the fullest extent permitted by Delaware law. Delaware law provides that directors of a corporation will not be personally liable for monetary damages for any breach of fiduciary duties as directors, except liability for:
•
any breach of the director’s duty of loyalty to the corporation or its stockholders;

•
any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;

•
unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the Delaware General Corporation Law; or

•
any transaction from which the director derived an improper personal benefit.

Such limitation of liability does not apply to liabilities arising under federal securities laws and does not affect the availability of equitable remedies such as injunctive relief or rescission.
Our amended and restated certificate of incorporation authorizes us to indemnify our directors, officers, employees and other agents to the fullest extent permitted by Delaware law. Our amended and restated bylaws provide that we are required to indemnify our directors and officers to the fullest extent permitted by Delaware law and may indemnify our other employees and agents. Our amended and restated bylaws also provide that, on satisfaction of certain conditions, we will advance expenses incurred by a director or officer in advance of the final disposition of any action or proceeding, and permit us to secure insurance on behalf of any officer, director, employee or other agent for any liability arising out of his or her actions in that capacity regardless of whether we would otherwise be permitted to indemnify him or her under the provisions of Delaware law. We have entered and expect to continue to enter into agreements to indemnify our directors, executive officers and other employees as determined by the board of directors. With certain exceptions, these agreements provide for indemnification for related expenses including attorneys’ fees, judgments, fines and settlement amounts incurred by any of these individuals in any action or proceeding. We believe that these amended and restated certificate of incorporation and amended and restated bylaw provisions and indemnification agreements are necessary to attract and retain qualified persons as directors and officers. We also maintain customary directors’ and officers’ liability insurance.
The limitation of liability and indemnification provisions in our amended and restated certificate of incorporation and amended and restated bylaws may discourage stockholders from bringing a lawsuit against our directors for breach of their fiduciary duty. They may also reduce the likelihood of derivative litigation against our directors and officers, even though an action, if successful, might benefit us and other stockholders. Further, a stockholder’s investment may be adversely affected to the extent that we pay the costs of settlement and damage awards against directors and officers as required by these indemnification provisions.
Insofar as indemnification for liabilities arising under the Securities Act may be permitted for directors, executive officers or persons controlling us, we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.
Rule 10b5-1 Sales Plans
Our directors and officers may adopt written plans, known as Rule 10b5-1 plans, in which they will contract with a broker to buy or sell shares of our common stock on a periodic basis. Under a Rule 10b5-1 plan, a broker executes trades under parameters established by the director or officer when entering into the plan, without further direction from them. The director or officer may amend a Rule 10b5-1 plan in some circumstances and may terminate a plan at any time. Our directors and executive officers may also buy or sell additional shares outside of a Rule 10b5-1 plan when they do not possess of material nonpublic information, subject to compliance with the terms of our insider trading policy.

NON-EMPLOYEE DIRECTOR COMPENSATION
The following table sets forth information regarding compensation earned by or paid to our non-employee directors for the fiscal year ended December 31, 2019:
Name	Fees Earned or Paid in Cash	Option Awards(1)(2)	Total
Fred E. Cohen, M.D., D.Phil.	$9,375	$112,328	$121,703
Simeon George, M.D.(3)	—	—	—
Kevin Gordon(4)	7,500	274,440	281,940
Jeff Park(4)	11,250	319,401	330,651
Norman Payson, M.D.	8,906	122,539	131,445
Beth Seidenberg, M.D.	12,188	122,539	134,727
Cheryl Scott(4)	7,500	274,440	281,940

(1)
Amounts reported represent the aggregate grant date fair value of stock options granted to our directors during 2019 under our 2017 Plan, computed in accordance with ASC Topic 718, excluding the effect of estimated forfeitures. The assumptions used in calculating the grant date fair value of the stock options reported in this column are set forth in the notes to our audited financial statements included in the Annual Report. This amount does not reflect the actual economic value that may be realized by the non-employee director.

(2)
As of December 31, 2019, the aggregate number of shares underlying outstanding options held by each of our non-employee directors was as follows:

Name	Number of Shares Underlying Options
Fred E. Cohen, M.D., D.Phil.	48,400
Simeon George, M.D.	—
Kevin Gordon	44,000
Jeff Park	50,600
Norman Payson, M.D.	314,023
Beth Seidenberg, M.D.	52,800
Cheryl Scott	44,000

(3)
Dr. George resigned from our board of directors in October 2019.

(4)
Mr. Gordon, Mr. Park and Ms. Scott were each appointed to our board of directors in October 2019.

Mr. Schlanger, our chief executive officer, is also a member of our board of directors but does not receive any additional compensation for his service as a director. See the section titled “Executive Compensation” for more information regarding the compensation earned by these executive officers.
Non-Employee Director Compensation Policy
Our board of directors adopted a non-employee director compensation policy in June 2019, which is designed to enable us to attract and retain, on a long-term basis, highly qualified non-employee directors. Prior to the adoption of the policy, we did not pay compensation to any of our non-employee directors for their service on our board of directors. Under the policy, each non-employee director will be paid cash compensation as set forth below. All amounts for service as a chairperson of the board of directors or a committee thereof are in addition to the amount for service as a member of our board of directors.

Position	Annual Retainer
Board of Directors	$40,000
Board of Directors Chair	25,000
Audit Committee Chair	20,000
Compensation Committee Chair	10,000
Nominating and Corporate Governance Committee Chair	7,500
In addition, each of our non-employee directors will receive an initial option grant in the amounts set forth below upon their election or appointment to our board of directors. All amounts for service as a chairperson of the board of directors or a committee thereof are in addition to the amount for service as a member of our board of directors.
Position	Initial Grant
Board of Directors	44,000
Board of Directors Chair	8,800
Audit Committee Chair	6,600
Compensation Committee Chair	4,400
Nominating and Corporate Governance Committee Chair	2,200
For any director elected prior to the completion of our initial public offering, 25% of the shares underlying the initial option grant will vest on the first anniversary of the completion of the initial public offering, with the remaining shares vesting in 36 equal monthly installments thereafter. For any director elected after the completion of our initial public offering, 25% of the shares underlying this option will vest on the first anniversary of the grant date, with the remaining shares vesting in 36 equal monthly installments thereafter. All vesting of equity awards under our non-employee director compensation policy is subject to the director’s continuous service as of each applicable vesting date.

SECURITY OWNERSHIP OF
CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth certain information regarding the ownership of our common stock as of March 31, 2020 by:
•
each person or entity known by us to be beneficial owners of more than five percent of our common stock;

•
each of our directors;

•
each of our named executive officers; and

•
all of our executive officers and directors as a group.

We have determined beneficial ownership in accordance with the rules of the SEC. Under these rules, beneficial ownership includes any shares of common stock as to which the individual or entity has sole or shared voting power or investment power. In computing the number of shares beneficially owned by an individual or entity and the percentage ownership of that person, shares of common stock subject to options held by such person that are currently exercisable or will become exercisable within 60 days of March 31, 2020 are considered outstanding, although these shares are not considered outstanding for purposes of computing the percentage ownership of any other person.
Unless noted otherwise, the address of all listed stockholders is c/o Progyny, Inc., 1359 Broadway, 2nd Floor, New York, New York 10018.
Each of the stockholders listed has sole voting and investment power with respect to the shares beneficially owned by the stockholder unless noted otherwise, subject to community property laws where applicable.
	Beneficial Ownership(1)
Beneficial Owner	Number of Shares	Percent of Total
Greater than 5% Stockholders
TPG Biotechnology Partners III, L.P.(2)	20,661,413	24.4%
KPCB Holdings, Inc., as nominee(3)	19,460,800	22.9
S.R. One, Limited(4)	10,526,957	12.4
David Schlanger(5)	4,655,165	5.2
Merck Ventures B.V.(6)	4,297,414	5.1
Directors and Named Executive Officers
Peter Anevski(7)	2,407,771	2.8
Karin Ajmani(8)	1,368,045	1.6
Fred E. Cohen, M.D. D. Phil.	—	—
Kevin Gordon	—	—
Jeff Park	—	—
Norman Payson, M.D.(9)	3,192,274	3.8
Beth Seidenberg, M.D.(10)	19,537,723	23.0
Cheryl Scott	—	—
All executive officers and directors as a group (10 persons)(11)	29,877,320	33.3

(1)
This table is based upon information supplied by our officers, directors and principal stockholders and Schedules 13D and 13G filed with the SEC. Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, we believe that each of the stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned. Applicable percentages are based on 84,845,828 shares outstanding on March 31, 2020.

(2)
Consists of (a) 20,096,062 shares and (b) warrants to purchase 565,351 shares held by TPG Biotechnology Partners III, L.P., a Delaware limited partnership. The general partner of TPG Biotechnology Partners III, L.P. is TPG Biotechnology GenPar III, L.P., a Delaware limited partnership, whose general partner is TPG Biotechnology GenPar III Advisors, LLC, a Delaware limited liability company, whose sole member is TPG Holdings I, L.P., a Delaware limited partnership, whose general partner is TPG Holdings I-A, LLC, a Delaware limited liability company, whose sole member is TPG Group Holdings (SBS), L.P., a Delaware limited partnership, whose general partner TPG Group Holdings (SBS) Advisors, LLC, a Delaware limited liability company, whose sole member is TPG Group Holdings (SBS) Advisors, Inc., a Delaware corporation. David Bonderman and James G. Coulter are sole stockholders of TPG Group Holdings (SBS) Advisors, Inc. and may therefore be deemed to be the beneficial owners of the securities held by TPG Biotechnology Partners III, L.P. Messrs. Bonderman and Coulter disclaim beneficial ownership of the securities held by TPG Biotechnology Partners III, L.P. except to the extent of their pecuniary interest therein. The address of TPG Biotechnology Partners III, L.P. is c/o TPG Global, LLC, 301 Commerce Street, Suite 3300, Fort Worth, Texas 76102.
(3)
Consists of (a) 17,621,896 shares held by Kleiner Perkins Caufield & Byers XIII, LLC (“KPCB XIII”), (b) 1,273,553 shares held by individuals and entities associated with Kleiner Perkins Caufield and Byers (“KPCB”), (c) warrants to purchase 527,246 shares held by KPCB XIII and (d) warrants to purchase 38,105 shares held by individuals and entities associated with KPCB. All shares are held for convenience in the name of “KPCB Holdings, Inc., as nominee” for the accounts of such individuals and entities. The managing member of KPCB XIII is KPCB XIII Associates, LLC (“KPCB XIII Associates”). L., John Doerr, Raymond J. Lane, Theodore E. Schlein and Brook H. Byers, the managing members of KPCB XIII Associates, exercise shared voting and dispositive control over the shares held by KPCB XIII. Such managing members and Dr. Seidenberg disclaim beneficial ownership of all shares held by KPCB XIII except to the extent of their pecuniary interest therein. The principal business address for Kleiner Perkins Caufield & Byers, LLC, is 2750 Sand Hill Road, Menlo Park, CA 94025.

(4)
Consists of (a) 10,238,244 shares and (b) warrants to purchase 288,713 shares held by S.R. One, Limited, an indirect wholly owned subsidiary of GlaxoSmithKline plc. The address of S.R. One, Limited is 161 Washington Street, Suite 500, Conshohocken, PA 19428.

(5)
Consists of (A)(i) 3,855,153 shares issuable upon the exercise of options and (ii) 580,010 shares held by Mr. Schlanger and (B) 220,002 held by DS2019 LLC, which is owned by David Schlanger 2019 Grantor Retained Annuity Trust (the “DS GRAT”). Mr. Schlanger is the managing member of DS2019 LLC and Mr. Schlanger’s spouse is the trustee of the DS GRAT.

(6)
Consists of (a) 4,108,965 shares and (b) warrants to purchase 188,449 shares held by Merck Ventures B.V., a wholly owned subsidiary of Merck B.V. Merck B.V. is a wholly owned indirect subsidiary of Merck KGaA, a publicly traded company. The address of Merck Ventures B.V. is Gustav Mahlerplein 102, Toyo Ito Building, 20th Floor, 1082 MA Amsterdam, The Netherlands.

(7)
Consists of (a) 941,636 shares issuable upon the exercise of options and (b) 1,466,135 shares held by Mr. Anevski.

(8)
Consists of (a) 239,485 shares issuable upon the exercise of options and (b) 1,128,560 shares held by Ms. Ajmani.

(9)
Consists of (A)(i) 146,937 shares issuable upon the exercise of options and (ii) 522,446 shares held by Dr. Payson, (B) 1,200,199 shares held by Melinda B. Payson and Robert L. Carson, Trustee of The Melinda B. Payson 2018 Grantor Retained Annuity Trust dated November 28, 2018, (C) 1,200,199 shares held by Norman C. Payson and Robert L. Carson, Trustee of The Norman C. Payson 2018 Grantor Retained Annuity Trust dated November 28, 2018 and (D) 122,493 shares held by EVO Eagle, LLC. Mr. Payson and his spouse share voting and dispositive power over the shares held by EVO Eagle, LLC.

(10)
Consists of (a) 76,923 shares of common stock held by The Seidenberg/Vogel Rev Trustua 3/6/03 Paul Voge (the “Seidenberg Trust”) and (b) 19,460,800 aggregate shares of common stock and warrants to purchase shares of common stock held by KPCB XIII and individuals and entities associated with KPCB referred to in footnote (3) above. Dr. Seidenberg is a trustee of the Seidenberg Trust, and is a partner at KPCB. Dr. Seidenberg disclaims beneficial ownership of all shares held by KPCB XIII except to the extent of her pecuniary interest therein.

(11)
Consists of (a) 24,302,095 shares, (b) 5,009,874 shares issuable upon the exercise of options and (c) warrants to purchase 565,351 shares. The shares held by Ms. Ajmani have been excluded due to her resignation in March 2020.

TRANSACTIONS WITH RELATED PERSONS
The following is a summary of transactions since January 1, 2019 to which we have been a participant in which the amount involved exceeded or will exceed $120,000, and in which any of our directors, executive officers or holders of more than 5% of any class of our capital stock at the time of such transaction, or any members of their immediate family, had or will have a direct or indirect material interest.
Employment Arrangements
We have entered into employment agreements with certain of our executive officers. For more information regarding these agreements with our named executive officers, see “Executive Compensation”.
Stock Option Grants to Directors and Executive Officers
We have granted stock options to certain of our directors and executive officers. For more information regarding the stock options and stock awards granted to our directors and named executive officers see “Executive Compensation” and “Non-Employee Director Compensation.”
Indemnification Agreements
We have entered into indemnification agreements with each of our directors and executive officers. The indemnification agreements and our amended and restated bylaws require us to indemnify our directors and executive officers to the fullest extent permitted by Delaware law. For more information regarding these agreements, see “Executive Compensation — Limitations on Liability and Indemnification Matters.”
Related Person Transaction Policy
We have adopted a policy that our executive officers, directors, nominees for election as a director, beneficial owners of more than 5% of our common stock and any members of the immediate family of any of the foregoing persons are not permitted to enter into a related person transaction with us without the approval or ratification of our board of directors or our audit committee. Any request for us to enter into a transaction with an executive officer, director, nominee for election as a director, beneficial owner of more than 5% of our common stock or any member of the immediate family of any of the foregoing persons, in which the amount involved exceeds $120,000 and such person would have a direct or indirect interest, must be presented to our board of directors or our audit committee for review, consideration and approval. In approving or rejecting any such proposal, our board of directors or our audit committee is to consider the material facts of the transaction, including whether the transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances and the extent of the related person’s interest in the transaction.
With respect to any transactions above that were entered into prior to the adoption of the written policy, such transactions were approved by our board of directors considering similar factors to those described in the preceding paragraph.

HOUSEHOLDING OF PROXY MATERIALS
The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for Notices of Internet Availability of Proxy Materials or other Annual Meeting materials with respect to two or more stockholders sharing the same address by delivering a single Notice of Internet Availability of Proxy Materials or other Annual Meeting materials addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.
This year, a number of brokers with account holders who are our stockholders will be “householding” our proxy materials. A single Notice of Internet Availability of Proxy Materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate Notice of Internet Availability of Proxy Materials, please notify your broker or us. Direct your written request to us via mail Progyny, Inc., 1359 Broadway, 2nd Floor, New York, New York 10018, Attn: Jennifer Bealer, via email at investors@progyny.com or call us at (212) 888-3124. Stockholders who currently receive multiple copies of the Notices of Internet Availability of Proxy Materials at their addresses and would like to request “householding” of their communications should contact their brokers.

OTHER MATTERS
The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.
By Order of the Board of Directors
/s/ Jennifer Bealer

Jennifer Bealer
Executive Vice President, General Counsel
and Secretary
April 22, 2020
We have filed our Annual Report on Form 10-K for the fiscal year ended December 31, 2019 with the SEC. It is available free of charge at the SEC’s web site at www.sec.gov. Stockholders can also access this proxy statement and our Annual Report on Form 10-K at investors.progyny.com. A copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2019 is also available without charge upon written request to our Secretary at 1359 Broadway, 2nd Floor, New York, New York 10018, Attn: Jennifer Bealer or via email at investors@progyny.com.

progyny
Smarter Fertility Benefits

VOTE

Your vote matters – here's how to vote!

You may vote online or by phone instead of mailing this card.

Votes submitted electronically must be received by 11:59pm, E.T, on June 1, 2020.

Online
Go to **www.investorvote.com/PGNY** or scan the QR code — login details are located in the shaded bar below.

Phone
Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada

Save paper, time and money! Sign up for electronic delivery at www.investorvote.com/PGNY

Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. ☒

2020 Annual Meeting Proxy Card

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A Proposals — The Board of Directors recommends a vote FOR all of the nominees listed under Proposal 1.

1. Election of Directors:

	For	Withhold		For	Withhold
01 - Cheryl Scott	☐	☐	02 - Kevin Gordon	☐	☐

+

B The Board of Directors recommends a vote FOR Proposal 2.

C Authorized Signatures — This section must be completed for your vote to count. Please date and sign below.

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /		

2 1 C V +

0380SB

The 2020 Annual Meeting of Stockholders of Progyny, Inc. will be held on June 2, 2020 at 3:00pm ET, virtually via the internet at https://edge.media-server.com/mmc/p/uxzo249o.

Important notice regarding the Internet availability of proxy materials for the Annual Meeting of Stockholders. The material is available at: www.edocumentview.com/PGNY

Small steps make an impact.

Help the environment by consenting to receive electronic delivery, sign up at www.investorvote.com/PGNY

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Progyny, Inc.

Notice of 2020 Annual Meeting of Stockholders

Proxy Solicited by Board of Directors for Annual Meeting — June 2, 2020

David Schlanger and Peter Anevski, or any of them, as proxies, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Stockholders of Progyny, Inc. to be held on June 2, 2020 or at any postponement or adjournment thereof.

Shares of common stock represented by this proxy will be voted as indicated by the stockholder. If no such directions are indicated, the Proxies will have authority to vote FOR the election of all of the director nominees listed above under Proposal 1 and FOR Proposal 2.

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

(Items to be voted appear on reverse side)

D Non-Voting Items

Change of Address — Please print new address below.